UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 15, 2011

ProUroCare Medical Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-51774	20-1212923
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6440 Flying Cloud Dr., STE 101, Eden Prairie, MN	55416
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	952-476-9093

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01  Entry into a Material Definitive Agreement

On November 15, 2011, ProUroCare Medical Inc. (the “Company”) and Artann Laboratories Inc. (“Artann”) executed amendments to their License Agreement (the “License Agreement”) and their Development and Commercialization Agreement (the “Development Agreement”), each such original agreement dated July 25, 2008.  These amendments were executed to address the effects that a Food and Drug Administration (“FDA”) draft guidance document on cleaning and disinfection standards for reusable medical devices may have on disinfection protocols for the Company’s prostate mechanical imaging system (the “PMI System”), currently under review at the FDA for market clearance.  In light of this guidance, and to facilitate the initial FDA clearance of the PMI system, the parties have decided to label the PMI system’s current probe as a single use device.  The Company will subsequently seek regulatory clearance on a reusable probe with a cleaning and disinfection protocol that is compliant with FDA requirements.  The amendments to these agreements clarify each party’s respective financial and regulatory responsibilities in regard to these actions.

Under the terms of the amendment to the Development Agreement, the parties agreed Artann would be responsible for, and bear the remaining costs of, obtaining approval of the current FDA submission for a PMI System with a single use probe. The Company will be responsible for, and bear the cost of, the regulatory filing required to obtain FDA clearance of a PMI System with a reusable probe.  In addition, the $750,000 payment that was to be paid to Artann by ProUroCare upon FDA clearance of the PMI system was restructured into three $250,000 payments.  The first payment will be made upon FDA clearance of the PMI System with a single use probe, the second payment will be made 30 days later, and the final payment will be paid within six months following the initial FDA clearance of the single use probe PMI System or upon FDA clearance of a PMI System with a reusable probe, whichever occurs first.  The parties also agreed that upon the first FDA clearance of the PMI System and payment of the first $250,000 installment, ownership of the FDA cleared submission will be transferred to the Company.

Under the terms of the amendment to the License Agreement, the parties agreed that upon FDA clearance of the PMI System and payment of the first $250,000 installment noted above four existing PMI Systems can be deployed to the Company’s Scientific Advisory Board member sites to begin physician training on models.

Item 9.01  Financial Statements and Exhibits.

(a)	Financial statements: None
(b)	Pro forma financial information: None
(c)	Shell Company Transactions: None
(d)	Exhibits:

10.1	Amendment No. 2 to License Agreement by and between Artann Laboratories Inc. and ProUroCare Medical Inc. dated November 15, 2011 (filed herewith).

10.2	Amendment No. 3 to Development and Commercialization Agreement by and between Artann Laboratories Inc. and ProUroCare Medical Inc. dated November 15, 2011 (filed herewith).

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROUROCARE MEDICAL INC.

November 17, 2011	By:	/s/ Richard C. Carlson
Richard C. Carlson
Chief Executive Officer

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